Exhibit 4.11

STATE of DELAWARE
CERTIFICATE of TRUST

        This Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) and sets forth the following:

        First: The name of the trust is PMA Capital Trust II.

        Second: The name and address of the trustee of the Trust having its principal place of business in the State of Delaware is as follows:

Christiana Bank & Trust Company
1314 North King Street
Wilmington, Delaware 19801

        Third: This Certificate shall be effective as of its filing.

STATE STREET BANK AND TRUST COMPANY,
Not in its individual capacity but solely as
  Trustee of the Trust

/s/ Albert D. Ciavardelli

By:	/s/ Michael M. Hopkins	ALBERT D. CIAVARDELLI, as
Administrative Trustee of the Trust
Name:	Michael M. Hopkins
Title:	Vice President

CHRISTIANA BANK & TRUST COMPANY,
Not in its individual capacity but solely as
  Delaware Trustee of the Trust

/s/ Francis W. McDonnell

By:	/s/ Louis W. Geibel	FRANCIS W. MCDONNELL, as
Administrative Trustee of the Trust
Name:	Louis W. Geibel
Title:	Vice President